                                                                   EXHIBIT 23.3


                       [GAMMON & GRANGE, PC LETTERHEAD]

September 17, 1997



We hereby consent to the inclusion in this Amendment No. 4 to Registration Statement of DIDAX Inc. of our opinion dated April 7, 1997.

By: /s/ George R. Grange II
    -------------------------
    George R. Grange II
    Scott J. Ward